UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2010

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

           (e)      On July 12, 2010, we announced that Albert Benchimol, the Chief Financial Officer of PartnerRe Ltd. (the “Company”), has determined to resign from his position.  Under the terms of the separation agreement between Mr. Benchimol and the Company dated July 28, 2010 (the “Letter Agreement”), Mr. Benchimol will receive cash payments totaling $6,000,000.  All of Mr. Benchimol’s unvested equity, including stock appreciation rights, restricted stock units and options, became fully vested upon execution of the Letter Agreement.  The Letter Agreement provides that Mr. Benchimol will be entitled to continued salary at his current annual base salary rate, his average annual incentive as defined in his employment agreement with respect to fiscal years 2007, 2008 and 2009, employee benefits at the level and of the type currently received and the cash equivalent of any equity awards that he will be entitled to based on the 2010 performance year.  Mr. Benchimol will execute a general release as a condition of receiving the benefits and payments provided for in the Letter Agreement.

Item 9.01    Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description
10.1	Letter Agreement between PartnerRe Ltd. and Albert Benchimol, dated July 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)
Date:	August 3, 2010	By:	/s/ Amanda E. Sodergren
			Name:	Amanda E. Sodergren
			Title:	Chief Legal Counsel

Index to Exhibits

Exhibit No.	Description
10.1	Letter Agreement between PartnerRe Ltd. and Albert Benchimol, dated July 28, 2010